Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

Exhibit 5.2

February 24, 2026

MGE Energy, Inc.

133 South Blair Street

Madison, Wisconsin 53788

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by MGE Energy, Inc., a Wisconsin corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)
shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”);
(ii)
debt securities of the Company in one more series, which may be senior or subordinated debt securities, and which may be convertible or exchangeable into shares of Common Stock (the “Debt Securities”);
(iii)
warrants to purchase Common Stock or Debt Securities (the “Warrants”);
(iv)
stock purchase contracts (the “Stock Purchase Contracts”), entitling or obligating the holders thereof to purchase from the Company, and the Company to sell to the holders thereof, shares of Common Stock at a future date or dates;
(v)
stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties (including United States Treasury securities) securing the holder’s obligation to purchase the shares of Common Stock under the applicable Stock Purchase Contract; and
(vi)
units (the “Units”), each representing ownership of two or more of the securities described in the preceding clauses (i) through (v).

The Common Stock, the Debt Securities, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)
the Debt Securities will be issued under one or more indentures (each, a “Indenture”) to be entered into between the Company and a trustee (the “Trustee”);

(2)
the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);
(3)
the Stock Purchase Contracts will be issued under a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Stock Purchase Contract Agent”); and
(4)
the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”),

in each case, substantially in the form that has been or will be filed and incorporated by reference as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”) and the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”) and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such issue of Warrants and the requisite number of shares of Common Stock or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the Bylaws and the Resolutions and applicable Wisconsin law authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for shares of Common Stock, (A) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the Bylaws, the Resolutions and applicable Wisconsin law authorizing the issuance and sale of such shares of Common Stock; and (B) the certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 2 below shall have been taken; and (vii) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and registered in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
2.
The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any necessary post-effective amendments), shall have become effective under the Securities Act and the applicable Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to the sale of such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the applicable Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the applicable Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Articles of Incorporation, the Bylaws, the Resolutions, final resolutions of the Board or a duly authorized committee thereof and the applicable Indenture; (vi) if such Debt Securities are convertible into shares of Common Stock, the actions described in paragraph 1(v) above shall have been taken; and (vii) the certificates, if any, evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Articles of Incorporation, the Bylaws, the Resolutions, final resolutions of the Board or a duly authorized committee thereof, the applicable Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3.
The Stock Purchase Contracts will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and the shares of Common Stock subject to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the Bylaws, the Resolutions and applicable Wisconsin law authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts; (v) if such Stock Purchase Contracts relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1(v) above shall have been taken; and (vi) the certificates, if any, representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Stock Purchase Contract Agreement against payment of the agreed consideration therefor.
4.
The Stock Purchase Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the Bylaws, the Resolutions and applicable Wisconsin law authorizing the execution, delivery, issuance and sale of such Stock Purchase Units; (iv) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) the actions described in paragraph 3 above shall have been taken; and (vi) the certificates, if any, representing such Stock Purchase Units shall have been duly executed, countersigned and registered in accordance with the applicable Unit Agreement and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5. The Units covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the Bylaws, the Resolutions and applicable Wisconsin law authorizing the execution and delivery of the applicable Unit Agreement and the issuance and sale of such issue of Units; (v) if such Units consist of shares of Common Stock, the actions described in paragraph 1(v) above shall have been taken; (vi) if such

Units consist of Warrants, the actions described in paragraph 1 above shall have been taken; (vii) if such Units consist of Debt Securities, the actions described in paragraph 2 above shall have been taken; (viii) if such Units consist of Stock Purchase Contracts, the actions described in paragraph 3 above shall have been taken; (ix) if such Units consist of Stock Purchase Units, the actions described in paragraph 4 above shall have been taken; and (x) the certificates, if any, representing such issue of Units shall have been duly executed, countersigned and registered in accordance with the applicable Unit Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, in each case, whether by operation of law, contract, judicial or regulatory action or otherwise. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the applicable Indenture and the supplemental indenture to the applicable Indenture or officers’ certificate of the Company under the applicable Indenture, as the case may be, establishing the form and terms of such series of Debt Securities, the Warrant Agreement, the Stock Purchase Contract Agreement and the applicable Unit Agreement, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Articles of Incorporation or Bylaws, (B) violate any applicable Wisconsin law or any other law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Articles of Incorporation and the Bylaws and the Resolutions of the Board, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v) the Company will have a number of authorized and unissued shares of Common Stock sufficient to provide for the issuance of all shares of Common Stock issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants or Units or conversion of any convertible Debt Securities, as applicable.

We have further assumed that each Warrant Agreement, each Warrant, each Indenture, each indenture supplement to each Indenture, each series of Debt Securities, each Stock Purchase Contract, each Stock Purchase Contract Agreement, each Unit and each Unit Agreement will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that: (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the State of Wisconsin, or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP